Exhibit 99.1

Press Release

February 4, 2009

SOURCE: MidCarolina Financial Corporation

Contacts:	Charles T. Canaday, Jr. Chris Redcay
	President and CEO	Sr Vice President and CFO
	336-538-1600	336-538-1600

Source: MidCarolina Financial Corporation

MidCarolina Financial Corporation Announces Results for 4th Quarter 2008.

BURLINGTON, N.C., /PRNewswire-FirstCall/ — MidCarolina Financial Corporation (OTC Bulletin Board: MCFI—News) today reported record total assets of $540.8 million at December 31, 2008, an increase of $73.6 million, or 16%, when compared to the $467.2 million reported at December 31, 2007. Total loans, net of mortgage loans held-for-sale, were $434.7 million at December 31, 2008, an increase of $62.9 million, or 17%, from levels a year ago. Deposit totals at the end of the year were $467.9 million, an increase of $94.1 million, or 25%, when compared to 2007 year-end balances.

MidCarolina reported operating results for the 12 month period and the fourth quarter ended December 31, 2008. For the 12 month period ended December 31, 2008, net income available to common shareholders was $3.3 million compared to net income available to common shareholders of $4.5 million reported for 2007. Diluted earnings per common share were $0.66 for 2008, compared to $0.92 for the 12 months ended December 31, 2007. Results for the 12 months ended December 31, 2007 included a one-time after-tax adjustment of $579,000 related to the reversal of accrued benefits for a former executive officer. Results for the 12 months ended December 31, 2008 included a one-time after tax adjustment of $248,000 related to Other Than Temporary Impairment of Mortgage Backed Securities. Excluding the effect of these adjustments, our diluted earnings per common share for 2008 would have been $0.71, compared to $0.80 for 2007.

MidCarolina reported net income available to common shareholders of $345,000 for the quarter ended December 31, 2008, compared to $1.5 million reported for the fourth quarter of 2007. Diluted earnings per common share were $0.07 for the fourth quarter 2008, compared to $0.31 in 2007. When adjusted for the after-tax one time adjustments of $248,000 in 2008 and $579,000 in 2007, referenced above, diluted earnings per common share for the fourth quarter of 2008 would have been $0.12, compared to $0.19 in 2007.

Commenting on these results, Charles T. Canaday, Jr., President and CEO, said, “We are pleased with our production in loan and deposit growth as we continued to benefit from a flight to quality in the markets we serve. The Bank’s asset quality and performance remain sound in spite of the general market conditions of the local and national economy. In light of these conditions we have chosen to increase our provision to loan losses by an additional $1.2 million for 2008 compared to 2007. It is noteworthy that our 2008 operating earnings (pre-tax earnings before the loan loss provision, excluding one time adjustments for impaired investment securities in 2008 and benefit reversal in 2007) increased 12% over 2007.

During December, 2008, we filed an application for the opportunity to participate in the TARP Capital Purchase Program, and our application was approved. Our Board continued to carefully consider our participation in the program. The Board ultimately concluded that accepting this additional capital was not beneficial for our particular Company and its shareholders at this time. MidCarolina maintains the status of a well capitalized institution under the ratios established by the FDIC. In addition, our loan growth continues to be in the parameters specified in our strategic plan.”

MidCarolina Bank provides a complete line of banking services to individuals and businesses through its six full-service banking offices and two limited-service offices located in the cities of Burlington, Graham, Greensboro and Mebane, North Carolina. MidCarolina Bank, a wholly owned subsidiary of MidCarolina Financial Corporation, also provides the Bank’s markets with access to personalized full brokerage services through a separate registered broker dealer for stocks, bonds and mutual funds and an array of insurance products.

MidCarolina Bank is insured by the FDIC and is an equal housing lender.

Disclaimer Regarding “Forward Looking Statements”

Statements in this Report and its exhibits relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors which include, but are not limited to, factors discussed in our Annual Report on Form 10-K and in other documents we file with the Securities and Exchange Commission from time to time. Copies of those reports are available directly through the SEC’s Internet website at www.sec.gov or through our Internet website at www.midcarolinabank.com. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Factors that could influence the accuracy of forward-looking statements include, but are not limited to, pressures on financial institutions resulting from current and future conditions in the credit and capital markets, the financial success or changing strategies of our customers, actions of government regulators, the level of market interest rates, and changes in general economic conditions and real estate values in our banking market (particularly changes that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral). Although we believe that the expectations reflected in the forward-looking statements are reasonable, they represent our management’s judgments only as of the date they are made, and we cannot guarantee future results, levels of activity, performance or achievements. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this paragraph. We have no obligation, and do not intend, to update these forward-looking statements.

QUARTERLY PERFORMANCE SUMMARY

MIDCAROLINA FINANCIAL CORPORATION

(Dollars in thousands, except per share and share data)

	For the Three Months Ended		% Change
	December 31, 2008	December 31, 2007
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$7,238	$8,025	-9.8%
Interest expense	3,593	4,604	-22.0%

Net interest income	3,645	3,421	6.5%
Provision for loan losses	510	425

Net interest income after provision for loan losses	3,135	2,996	4.6%

Noninterest income	567	1,115	-49.1%
Impairment of investment securities	(490)	—	—

Noninterest expense	2,609	2,515	3.7%
Benefit reversal	—	(900)	—

Income before income tax expense	603	2,496	-75.8%
Provision for income taxes	154	898	-82.9%

NET INCOME	449	1,598	-71.9%
Dividends on preferred stock	(104)	(104)	—

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$345	$1,494	-76.9%

PER SHARE DATA
Earnings per share, basic	$0.07	$0.32	-78.1%
Earnings per share, diluted	0.07	0.31	-77.4%

Basic weighted average common shares outstanding	4,926,425	4,597,152
Diluted weighted average common shares outstanding	4,926,425	4,849,733

PERFORMANCE RATIOS
Return on average assets	0.34%	1.36%
Return on average common equity	3.74%	18.84%
Efficiency ratio, excluding benefit reversal and impairment charge	61.94%	55.56%
Average total equity to average total assets	6.90%	6.75%

ANNUAL PERFORMANCE SUMMARY
MIDCAROLINA FINANCIAL CORPORATION
(Dollars in thousands, except per share and share data)
	As of / For the Year Ended		% Change
	December 31, 2008	December 31, 2007
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$29,616	$31,053	-4.6%
Interest expense	15,286	17,721	-13.7%

Net interest income	14,330	13,332	7.5%
Provision for loan losses	1,665	425	291.8%

Net interest income after provision for loan losses	12,665	12,907	-1.9%

Noninterest income	3,246	3,108	4.4%
Impairment of investment securities	(490)	—	—

Noninterest expense	10,006	9,686	3.3%
Benefit expense reversal	—	(900)	—

Income before income tax expense	5,415	7,229	-25.1%
Provision for income taxes	1,741	2,342	-25.7%

NET INCOME	3,674	4,887	-24.8%
Dividends on preferred stock	(417)	(417)	—

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$3,257	$4,470	-27.1%

PER SHARE DATA
Earnings per share, basic	$0.66	$0.98	-32.7%
Earnings per share, diluted	0.66	0.92	-28.3%

Basic weighted average common shares outstanding	4,915,350	4,548,565
Diluted weighted average common shares outstanding	4,932,402	4,851,738

PERFORMANCE AND ASSET QUALITY RATIOS
Return on average assets	0.73%	1.09%
Return on average common equity	10.50%	17.82%
Net yield on earning assets	2.94%	3.12%
Efficiency ratio, excluding benefit reversal and impairment charge	56.93%	58.95%
Average equity to average assets	7.07%	6.68%
Allowance for loan losses as a % of total loans, end of year	1.30%	1.20%
Non-performing assets to total assets, end of year	0.88%	0.21%
Ratio of net charge-offs to average loans outstanding	0.12%	0.05%

ANNUAL PERFORMANCE SUMMARY
MIDCAROLINA FINANCIAL CORPORATION
(Dollars in thousands)
	As of		% Change
	December 31, 2008	December 31, 2007
SELECTED BALANCE SHEET DATA
End of year balances

Total loans	$434,662	$371,715	16.9%
Allowance for loan losses	5,632	4,462	26.2%
Loans, net of allowance for loan losses	429,030	367,253	16.8%
Securities, available for sale	71,124	70,801	0.5%
Total Assets	540,847	467,186	15.8%

Deposits:
Noninterest-bearing deposits	43,104	30,568	41.0%
Interest-bearing demand and savings	84,093	80,375	4.6%
CD’s and other time deposits	340,751	262,954	29.6%
Total Deposits	467,948	373,897	25.2%
Short term debt	—	19,000	-100.0%
Long term debt	33,764	38,764	-12.9%
Total interest-bearing liabilities	458,608	401,093	14.3%
Shareholders’ Common Equity	32,377	28,331	14.3%
Shareholder Preferred Equity	4,819	4,819	—
Total Shareholders’ Equity	37,196	33,150	12.2%